Exhibit 99
JOINT FILER INFORMATION
Name:                                        Paul C. Heeschen
Address:                                450 Newport Center Drive, Suite 450
Newport Beach, CA 92660
Designated Filer:                        Paul C. Heeschen
Issuer & Ticker Symbol:                        Diedrich Coffee, Inc. (DDRX)
Date of Event Requiring Statement:        January 10, 2005
                                        Signature:        /s/ Paul C. Heeschen        Date:        January 12, 2005

Name:                                        Sequoia Enterprises, L.P.
Address:                                450 Newport Center Drive, Suite 450
Newport Beach, CA 92660
Designated Filer:                        Paul C. Heeschen
Issuer & Ticker Symbol:                        Diedrich Coffee, Inc. (DDRX)
Date of Event Requiring Statement:        January 10, 2005
                                        By:  Paul C. Heeschen, its Sole General Partner
                                        Signature:        /s/ Paul C. Heeschen        Date:        January 12, 2005